Q4 2019 EARNINGS PRESENTATION December 17, 2019 ® International is a registered trademark of , Inc. NYSE: NAV

Safe Harbor Statement and Other Cautionary Notes Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this presentation and the company assumes no obligation to update the information included in this presentation. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as believe, expect, anticipate, intend, plan, estimate, or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2019. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events. The financial information herein contains audited and unaudited information and has been prepared by management in good faith and based on data currently available to the company. Certain non-GAAP measures are used in this presentation to assist the reader in understanding our core manufacturing business. We believe this information is useful and relevant to assess and measure the performance of our core manufacturing business as it illustrates manufacturing performance. It also excludes financial services and other items that may not be related to the core manufacturing business or underlying results. Management often uses this information to assess and measure the underlying performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of operating results. The non-GAAP numbers are reconciled to the most appropriate GAAP number in the appendix of this presentation. Q4 2019 Earnings – 12/17/2019 NYSE: NAV 2

Fourth Quarter 2019 Highlights and Announcements • Consolidated Revenues of $2.8B • Net Income of $102M; Adjusted Net Income of $114M • EBITDA of $208M; Adjusted EBITDA of $219M • New San Antonio manufacturing plant announced • NEXT eMobility solutions business launched • Aftersales investments in Memphis PDC and partnership with Love’s Travel Shops improving customer uptime • International 360 communication system launched • Navistar 4.0 strategic plan unveiled – 10% Adj EBITDA by 2022 – 12% Adj EBITDA by 2024 Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. Q4 2019 Earnings – 12/17/2019 NYSE: NAV 3

2019 Financial Accomplishments • 3rd consecutive year of Core market share growth – Core market share up 1.3 points year over year to 18.8% – Bus up 2.6 pts to market leading 35.8% – Class 6/7 up 3.7 points to 27.0% – Class 8 up 0.6 points to 14.1% • Revenue up 10% to $11.25 billion – Truck revenue up 15% – Worldwide chargeouts up 26% to 106,500 vehicles • Adjusted net income up 29% to $423 million • 7th consecutive year of Adjusted EBITDA growth – Adjusted EBITDA up 7% to $882 million • Manufacturing free cash flow of $263 million – Manufacturing cash of $1.33B Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. Q4 2019 Earnings – 12/17/2019 NYSE: NAV 4

Seventh Consecutive Year of Adjusted EBITDA Growth ($ in millions, except per share and units) Quarters Ended Years Ended October 31(A) October 31(A) 2019 2018 2019 2018 Chargeouts(B) 20,200 24,700 87,200 73,900 Sales and Revenues $ 2,780 $ 3,317 $ 11,251 $ 10,250 Net Income(C) $ 102 $ 188 $ 221 $ 340 Diluted Income Per Share(C) $ 1.02 $ 1.89 $ 2.22 $ 3.41 Adjusted Net Income $ 114 $ 189 $ 423 $ 327 Adjusted EBITDA $ 219 $ 322 $ 882 $ 826 Adjusted EBITDA Margin 7.9% 9.7% 7.8% 8.1% Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. (A) 2019 results reflect new revenue recognition guidance while 2018 results are as reported. Q4 2019 Earnings – 12/17/2019 (B) Includes U.S. and Canada School buses and Class 6-8 trucks. (C) Amounts attributable to Navistar International Corporation. NYSE: NAV 5

Quarterly Operating Segment Performance ($ in millions) Sales and Revenues(A) Segment Profit Quarters Ended Quarters Ended October 31 October 31 2019 2018 2019 2018 Truck $ 2,105 $ 2,619 $ 86 $ 197 Parts 547 633 161 156 Global Operations 93 93 (10) 4 Financial Services 71 70 30 26 (A) 2019 results reflect ASC 606 while 2018 results are as reported under prior revenue recognition guidance. Q4 2019 Earnings – 12/17/2019 NYSE: NAV 6

Strong Annual Operating Segment Performance ($ in millions) Sales and Revenues(A) Segment Profit Years Ended Years Ended October 31 October 31 2019 2018 2019 2018 Truck $ 8,585 $ 7,490 $ 269 $ 397 Parts 2,245 2,407 598 569 Global Operations 343 360 - 2 Financial Services 297 257 123 88 (A) 2019 results reflect ASC 606 while 2018 results are as reported under prior revenue recognition guidance. Q4 2019 Earnings – 12/17/2019 NYSE: NAV 7

Core Industry Volume Guidance 2019 2020 Actual Guidance Class 8 315K 210-240K Class 6/7 112K 90K School bus 34K 35K Core markets industry 462K 335-365K Q4 2019 Earnings – 12/17/2019 NYSE: NAV 8

2020 Financial Guidance 2019 2020 Guidance Actuals Prior Updated Revenue $11.25B $10-$10.5B $9.25-$9.75B Gross margin 17.8% N/A 18.5-19% Adjusted EBITDA $882M $775-$825M $700-$750M Manufacturing interest expense $207M $190M $190M Warranty spend greater than expense $111M $75M $75M Capital expenditures $134M $225M $225M Pension/OPEB contributions greater than expense(A) $122M $140M $175M Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. Q4 2019 Earnings – 12/17/2019 (A) Pension expense in 2019 excludes $142M for Canadian pension annuity settlement. NYSE: NAV 9

Appendix Q4 2019 Earnings – 12/17/2019 NYSE: NAV 10

Days Sales Inventory On-Hand 140 120 100 80 77 Days Normal range is 80-120 days inventory on hand 60 40 20 0 Jul-14 Jan-15 Jul-15 Jan-16 Jul-16 Jan-17 Jul-17 Jan-18 Jul-18 Jan-19 Jul-19 Includes US and Canada Class 6-8 company and dealer truck inventory, but does not include IC Bus. *Calculation is based on the 3-month rolling average of inventory-to-retail sales ratio. Q4 2019 Earnings – 12/17/2019 NYSE: NAV 11

Retail Market Share in Commercial Vehicle Segments Three Months Ended October July 31, April 30, Ja nua ry October 31, 2019 2019 2019 31. 2019 31, 2018 Core Markets (U.S. and Canada) Class 6 and 7 medium trucks…............ 25.9% 26.8% 29.8% 25.5% 24.9% Class 8 heavy trucks…............................ 14.3% 13.8% 15.1% 12.1% 16.9% Class 8 severe service trucks.…........... 19.7% 14.1% 12.6% 11.7% 16.5% Combined class 8 trucks….................... 15.7% 13.9% 14.5% 12.0% 16.8% Class 6/7 Class 8 Class 8 Medium-Duty Heavy Severe Service Q4 2019 Earnings – 12/17/2019 NYSE: NAV 12

Annual Retail Market Share in Commercial Vehicle Segments Years Ended October 31, 2019 2018 2017 Core Markets (U.S. and Canada) School buses…........................…............ 35.8% 33.2% 31.9% Class 6 and 7 medium trucks…............ 27.0% 23.3% 24.5% Class 8 heavy trucks…............................ 13.8% 13.7% 11.2% Class 8 severe service trucks.…........... 14.8% 12.9% 13.3% Combined class 8 trucks….................... 14.1% 13.5% 11.8% Class 6/7 Class 8 Class 8 Medium-Duty Heavy Severe Service Q4 2019 Earnings – 12/17/2019 NYSE: NAV 13

Worldwide Truck Chargeouts

NAVISTAR

	Three Months Ended October 31, 2019	Three Months Ended October 31, 2018	Change	% Change	Years Ended October 31, 2019	Years Ended October 31, 2018	Change	% Change
Core Markets (U.S. and Canada)								
School buses	**3,300**	3,700	(400)	-11%	**13,000**	12,200	800	7%
Class 6 and 7 medium trucks	**5,800**	6,800	(1,000)	-15%	**29,200**	24,300	4,900	20%
Class 8 heavy trucks	**7,300**	10,600	(3,300)	-31%	**33,100**	27,800	5,300	19%
Class 8 severe service trucks	**3,800**	3,600	200	6%	**11,900**	9,600	2,300	24%
Total Core markets	**20,200**	24,700	(4,500)	-18%	**87,200**	73,900	13,300	18%
Non "Core" defense	**—**	200	(100)	-100%	**100**	700	(600)	-86%
Other markets(A)	**5,000**	3,700	1,300	35%	**19,200**	9,600	9,600	100%
Total worldwide units	**25,200**	28,600	(3,400)	-12%	**106,500**	84,200	22,300	26%
Combined class 8 trucks	**11,100**	14,200	(3,100)	-22%	**45,000**	37,400	7,600	20%

We define chargeouts as trucks that have been invoiced to customers. The units held in dealer inventory represent the principal difference between retail deliveries and chargeouts. The above table summarizes our approximate worldwide chargeouts.

We define our Core markets to include U.S. and Canada School bus and Class 6 through 8 trucks.

(A) Other markets primarily consist of Class 4/5 vehicles, Export Truck, Mexico, and post-sale Navistar Defense. Other markets include certain Class 4/5 vehicle chargeouts of 9,000 General Motors ("GM")-branded units sold to GM for the year ended October 31, 2019.

Q4 2019 Earnings – 12/17/2019
NYSE: NAV 14

Financial Services Segment

Highlights

- Financial Services segment profit of $30M for Q4 2019 and $123M for fiscal year 2019
- Segment financing availability of $474M as of October 31, 2019
- Financial Services debt/equity leverage of 3.4:1 as of October 31, 2019
- Increased the retail accounts funding facility to $200M in October 2019

NFC Facilities

Dealer Floor Plan

- **NFSC wholesale trust as of October 31, 2019**
  - $950M funding facility
  - Variable portion matures May 2020
  - Term portions mature September 2020 and May 2021
- **On balance sheet**

Retail Notes

NAVISTAR® CAPITAL

Funded by BMO Financial Group

- **Program management continuity**
- **Broad product offering**
- **Ability to support large fleets**
- **Access to less expensive capital**

Bank Revolving Credit

- **Bank revolver capacity of $748M matures May 2024, Term Loan B repaid in May 2019**
  - Funding for retail notes, wholesale notes, retail accounts, and dealer open accounts
- **On balance sheet**

Q4 2019 Earnings – 12/17/2019
NYSE: NAV 15

Strong Cash Balance, No Near-term Manufacturing Debt Maturities ($ in millions) Manufacturing Cash Balance(A) Limited Near-Term Manufacturing Debt Maturities(B) $1,400 $1,362 $1,328 $2,000 $1,192 $1,115 $1,600 $1,050 $950 $1,100 $700 $1,000 $350 $225 $0 $0 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 2019 2020-2024 2025 2026 Thereafter Note: This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. (A) Amounts include manufacturing cash, cash equivalents, and marketable securities. Q4 2019 consolidated equivalent cash balance was $1.4 billion. Amounts exclude restricted cash. NYSE: NAV 16 (B) Total manufacturing debt of $2.9B as of October 31, 2019. Graph does not include financed lease obligations and other, totaling $71 million.

Frequently Asked Questions Q1: What is included in Corporate and Eliminations? A: The primary drivers of Corporate and Eliminations are Corporate SG&A, pension and OPEB expense (excluding amounts allocated to the segments), annual incentive, manufacturing interest expense, and the elimination of intercompany sales and profit between segments. Q3: What is included in your equity in income of non-consolidated affiliates? A: Equity in income of non-consolidated affiliates is derived from the ownership interests in partially-owned affiliates that are not consolidated. Q3: What is your net income attributable to non-controlling interests? A: Net income attributable to non-controlling interests is the result of the consolidation of subsidiaries in which the company does not own 100%, and is primarily comprised of Ford's non-controlling interest in our Blue Diamond Parts joint venture. Q4: What are your expected 2020 and beyond pension funding requirements? A: In 2019 and 2018, we contributed $140 million and $132 million, respectively, to our U.S. and Canadian pension plans (the "Plans") to meet regulatory minimum funding requirements. In 2020 we expect to contribute approximately $190 million to meet the minimum required contributions for all plans. Future contributions are dependent upon a number of factors, principally the changes in values of plan assets, changes in interest rates, and the impact of any future funding relief. We currently expect that from 2021 through 2023, we will be required to contribute approximately $140 million to $175 million per year to the Plans, depending on asset performance and discount rates. Q5: What is your expectation for future cash tax payments? A: Cash tax payments are expected to remain low in 2020 and could gradually increase as the company utilizes available net operating losses (NOLs) and tax credits in future years. Q4 2019 Earnings – 12/17/2019 NYSE: NAV 17

Frequently Asked Questions

NAVISTAR

Q6: What is the current balance of net operating losses as compared to other deferred tax assets?

A: As of October 31, 2019, the Company had deferred tax assets for U.S. federal NOLs valued at $465 million, state NOLs valued at $166 million, and foreign NOLs valued at $151 million, for a total undiscounted cash value of $782 million. In addition to NOLs, the Company had deferred tax assets for accumulated tax credits of $196 million and other deferred tax assets of $1.2 billion resulting in net deferred tax assets before valuation allowances of approximately $2.1 billion. Of this amount, $2.0 billion was subject to a valuation allowance at the end of FY2019.

Q7: How does your FY 2020 Class 8 industry outlook compare to ACT Research?

A:

Reconcilation to ACT - Retail Sales	2020	
ACT*	229,500	
CY to FY Adjustment	11,200	
"Other Specialty OEMs" included in ACT's forecast; we do not include these specialty OEMs in our forecast or in our internal/external reports	(5,000)	
Total (ACT comparable Class 8 Navistar)	235,700	
Navistar Industry Retail Deliveries Combined Class 8 Trucks**	210,000	240,000
Navistar Difference from ACT	(25,700)	4,300
*Source: ACT N.A. Commercial Vehicle Outlook - July 2019	-10.9%	1.8%

**Industry forecast provided September 2019

Q8: Please discuss the process from an order to a retail delivery?

A: Orders* are customers' written commitments to purchase vehicles. Order backlogs* are orders yet to be built as of the end of a period. Chargeouts are vehicles that have been invoiced to customers. Retail deliveries occur when customers take possession and register the vehicle. Units held in dealer inventory represent the principal difference between retail deliveries and chargeouts.

* Orders and units in backlog do not represent guarantees of purchases and are subject to cancellation.

Q4 2019 Earnings – 12/17/2019
NYSE: NAV 18

Frequently Asked Questions

NAVISTAR

Q9: How do you define manufacturing free cash flow?

A:

($ in millions)	Year Ended Oct. 31, 2019	Quarters Ended Oct. 31, 2019	Jul. 31, 2019	Apr. 30, 2019	Jan. 31, 2019
Consolidated Net Cash from Operating Activities	$ 450	$ 346	$ 294	$ 50	$ (240)
Less: Net Cash from Financial Services Operations	55	142	20	(132)	25
Net Cash from Manufacturing Operations (A)	395	204	274	182	(265)
Less: Manufacturing Capital Expenditures	132	44	24	21	43
Manufacturing Free Cash Flow	$ 263	$ 160	$ 250	$ 161	$ (308)

(A) Net of adjustments required to eliminate certain intercompany transactions between Manufacturing operations and Financial Services operations.

Q10: What is your Q4 2019 revenue by product type(A)?

A:

($ in millions) Three Months Ended October 31, 2019	Truck	Parts	Global Operations	Financial Services	Corporate and Eliminations	Total
Truck products and services(B)	$ 1,836	$ —	$ —	$ —	$ 3	$ 1839
Truck contract manufacturing	125	—	—	—	—	125
Used trucks	106	—	—	—	—	106
Engines	—	92	64	—	—	156
Parts	1	454	22	—	—	477
Extended warranty contracts	28	—	—	—	—	28
Sales of manufactured products, net	$ 2,096	$ 546	$ 86	$ —	$ 3	$ 2,731
Retail financing(C)	—	—	—	39	(3)	36
Wholesale financing(C)	—	—	—	13	—	13
Sales and revenues, net	$ 2,096	$ 546	$ 86	$ 52	$ 0	$ 2,780

(A) The table is reported in external revenue.
(B) Includes other markets primarily consisting of Bus, Export Truck and Mexico.
(C) Retail financing and Wholesale financing revenues in the Financial Services segment include interest revenue of $14 million and $13 million, respectively, for the three months ended October 31, 2019.

Q4 2019 Earnings – 12/17/2019
NYSE: NAV 19

Frequently Asked Questions

NAVISTAR

Q11: What is your annual revenue by product type(A)?

A:

($ in millions) Year Ended October 31, 2019	Truck	Parts	Global Operations	Financial Services	Corporate and Eliminations	Total
Truck products and services(B)	$ 7,727	$ —	$ —	$ —	$ 12	$ 7,739
Truck contract manufacturing	399	—	—	—	—	399
Used trucks	257	—	—	—	—	257
Engines	—	309	232	—	—	541
Parts	5	1930	77	—	—	2,012
Extended warranty contracts	113	—	—	—	—	113
Sales of manufactured products, net	$ 8,501	$ 2,239	$ 309	$ —	$ 12	$ 11,061
Retail financing(C)	—	—	—	145	(3)	142
Wholesale financing(C)	—	—	—	48	—	48
Sales and revenues, net	**$ 8,501**	**$ 2,239**	**$ 309**	**$ 193**	**$ 9**	**$ 11,251**

(A) Includes other markets primarily consisting of Bus, Export Truck and Mexico.
(B) Includes military sales of $62 million. In December 2018, we completed the sale of a 70% equity interest in Navistar Defense. See Note 3, Restructurings, Impairments and Divestitures for additional information.
(C) Retail financing and Wholesale financing revenues in the Financial Services segment include interest revenue of $56 million and $48 million, respectively, for the year ended October 31, 2019.

Q4 2019 Earnings – 12/17/2019
NYSE: NAV 20

Outstanding Debt Balances

NAVISTAR

($ in millions) Manufacturing operations		October 31, 2019		October 31, 2018
Senior Secured Term Loan Credit Agreement, due 2025, net of unamortized discount of $6 and $7, respectively, and unamortized debt issuance costs of $10 and $11, respectively	$	1,556	$	1,570
6.625% Senior Notes, due 2026, net of unamortized debt issuance costs of $15 and $17, respectively		1,085		1,083
4.75% Senior Subordinated Convertible Notes, due 2019, net of unamortized discount of $5 and unamortized debt issuance costs of $1		—		405
Loan Agreement related to 6.75% Tax Exempt Bonds, due 2040, net of unamortized debt issuance costs of $5 at both dates		220		220
Financed lease obligations		60		122
Other		11		26
Total Manufacturing operations debt		2,932		3,426
Less: Current portion		32		461
Net long-term Manufacturing operations debt	$	2,900	$	2,965

($ in millions) Financial Services operations		October 31, 2019		October 31, 2018
Asset-backed debt issued by consolidated SPEs, at fixed and variable rates, due serially through 2023, net of unamortized debt issuance costs of $4 at both dates	$	991	$	948
Senior secured NFC Term Loan, due 2025, net of unamortized discount of $2 and unamortized debt issuance costs of $4		—		394
Bank credit facilities, at fixed and variable rates, due dates from 2020 through 2025, net of unamortized debt issuance costs of $1 and $2, respectively		1,059		519
Commercial paper, at variable rates, program matures in 2022		84		75
Borrowings secured by operating and finance leases, at various rates, due serially through 2024		122		105
Total Financial Services operations debt		2,256		2,041
Less: Current portion		839		485
Net long-term Financial Services operations debt	$	1,417	$	1,556

Q4 2019 Earnings – 12/17/2019
NYSE: NAV 21

SEC Regulation G Non-GAAP Reconciliation SEC Regulation G Non-GAAP Reconciliation: The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below. Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”): We define EBITDA as our consolidated net income (loss) attributable to Navistar International Corporation plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information as to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results. Adjusted Net Income and Adjusted EBITDA: We believe that adjusted net income and adjusted EBITDA, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance. Manufacturing Cash, Cash Equivalents, and Marketable Securities: Manufacturing cash, cash equivalents, and marketable securities, and free cash flow represents the Company’s consolidated cash, cash equivalents, and marketable securities excluding cash, cash equivalents, and marketable securities of our financial services operations. We include marketable securities with our cash and cash equivalents when assessing our liquidity position as our investments are highly liquid in nature. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations. Gross Margin consists of Sales and revenues, net, less Costs of products sold. Structural Cost consists of Selling, general and administrative expenses and Engineering and product development costs. Manufacturing Free Cash Flow consists of Net cash from operating activities and Capital Expenditures, all from our Manufacturing operations Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by Sales and revenues, net. Q4 2019 Earnings – 12/17/2019 NYSE: NAV 22

SEC Regulation G Non-GAAP Reconciliation

NAVISTAR

Manufacturing segment cash, Cash equivalents, and Marketable securities reconciliation:

($ in millions)	Oct. 31, 2019	Jul. 31, 2019	Apr. 30, 2019	Jan. 31, 2019	Oct. 31, 2018
Manufacturing Operations:					
Cash and cash equivalents	$ 1,328	$ 1,112	$ 927	$ 1,151	$ 1,261
Marketable securities	-	3	23	41	101
Manufacturing Cash, Cash equivalents, and Marketable securities	$ 1,328	$ 1,115	$ 950	$ 1,192	$ 1,362
Financial Services Operations:					
Cash and cash equivalents	$ 42	$ 48	$ 50	$ 50	$ 59
Marketable securities	-	-	-	-	-
Financial Services Cash, Cash equivalents, and Marketable securities	$ 42	$ 48	$ 50	$ 50	$ 59
Consolidated Balance Sheet:					
Cash and cash equivalents	$ 1,370	$ 1,160	$ 977	$ 1,201	$ 1,320
Marketable securities	-	3	23	41	101
Consolidated Cash, Cash equivalents, and Marketable securities	$ 1,370	$ 1,163	$ 1,000	$ 1,242	$ 1,421

(in millions)	Year Ended Oct. 31, 2019	Year Ended Oct. 31, 2018	Year Ended Oct. 31, 2017
Consolidated Net Cash from Operating Activities	$ 450	$ 267	$ 109
Less: Net Cash from Financial Services Operations	55	(150)	99
Net Cash from Manufacturing Operations (A)	395	417	10
Capital Expenditures	(132)	(112)	(101)
Manufacturing Free Cash Flow	$ 263	$ 305	$ (91)

(A) Net of adjustments required to eliminate certain intercompany transactions between Manufacturing operations and Financial Services operations.

Manufacturing Free Cash Flow reconciliation can be found on page 19 in question 9.

Q4 2019 Earnings – 12/17/2019
NYSE: NAV 23

SEC Regulation G Non-GAAP Reconciliation

NAVISTAR

Earnings (loss) before interest, taxes, depreciation, and amortization ("EBITDA") reconciliation

(in millions)	Quarters Ended October 31, 2019	Quarters Ended October 31, 2018	Years Ended October 31, 2019	Years Ended October 31, 2018
Income attributable to NIC, net of tax	$ 102	$ 188	$ 221	$ 340
Plus:				
Depreciation and amortization expense	49	51	193	211
Manufacturing interest expense (A)	47	59	207	235
Adjusted for:				
Income tax expense	(10)	(27)	(19)	(52)
EBITDA	$ 208	$ 325	$ 640	$ 838

(A) Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the manufacturing and corporate operations, adjusted to eliminate interest expense of our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense.

(in millions)	Quarters Ended October 31, 2019	Quarters Ended October 31, 2018	Years Ended October 31, 2019	Years Ended October 31, 2018
Interest expense	$ 69	$ 87	$ 312	$ 327
Less: Financial services interest expense	22	28	105	92
Manufacturing interest expense	$ 47	$ 59	$ 207	$ 235

(in millions)	Quarters Ended October 31, 2019	Quarters Ended October 31, 2018	Years Ended October 31, 2019	Years Ended October 31, 2017
EBITDA (reconciled above)	$ 208	$ 325	$ 640	$ 838
Adjusted for significant items of:				
Adjustments to pre-existing warranties (A)	(4)	(5)	3	(9)
Asset impairment charges (B)	1	3	7	14
Restructuring of manufacturing operations (C)	13	—	14	(1)
MaxxForce Advanced EGR engine lawsuits (D)	1	—	129	1
Gain on sale (E)	—	—	(56)	—
Debt refinancing charges (F)	—	—	6	46
Pension settlement (G)	—	—	142	9
Settlement gain (H)	—	(1)	(3)	(72)
Total adjustments	11	(3)	242	(12)
Adjusted EBITDA	$ 219	$ 322	$ 882	$ 826
Adjusted EBITDA Margin	7.9%	9.7%	7.8%	8.1%

For more detail on the items noted, please see the footnotes on slide 26.

Q4 2019 Earnings – 12/17/2019

NYSE: NAV 24

SEC Regulation G Non-GAAP Reconciliation

NAVISTAR

Adjusted Income reconciliation:

($ in millions)	Quarter Ended, Oct 31 2019	Quarter Ended, Oct 31 2018	Year Ended, Oct 31 2019	Year Ended, Oct 31 2018
Net income from continuing operations attributable to NIC	$ 102	$ 188	$ 221	$ 340
Adjusted for significant items of:				
Adjustments to pre-existing warranties(A)	(4)	(5)	3	(9)
Asset impairment charges(B)	1	3	7	14
Restructuring of manufacturing operations(C)	13	—	14	(1)
MaxxForce Advanced EGR Engine lawsuits(D)	1	—	129	1
Gain on sale(E)	—	—	(56)	—
Debt refinancing charges(F)	—	—	6	46
Pension settlement(G)	—	(1)	142	9
Settlement gain(H)	—	—	(3)	(72)
Total adjustments	11	(3)	242	(12)
Tax effect (I)	1	4	(40)	(1)
Adjusted net income attributable to NIC	$ 114	$ 189	$ 423	$ 327

For more detail on the items noted, please see the footnotes on slide 26.

Q4 2019 Earnings – 12/17/2019
NYSE: NAV 25

SEC Regulation G Non-GAAP Reconciliation Adjusted Income reconciliation: A. Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historical and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available. B. During 2019, we recorded $7 million of asset impairment charges relating to certain assets under operating leases in our Truck segment. During 2018, we recorded $14 million of impairment charges related to the exit of our railcar business in Cherokee, Alabama, certain long-lived assets and certain assets under operating leases in our Truck and Financial Services segments. C. During 2019, we recorded charges of $14 million primarily related to cost reduction actions recorded in Costs of product sold and Restructuring charges in our Global Operations segment. During 2018, we recognized a benefit of $1 million related to adjustments for restructuring charges in our Truck, Global Operations and Corporate segments. D. During 2019, we recognized a net charge of $129 million related to the MaxxForce Advanced EGR engine class action settlement and related litigation in our Truck segment. During 2018, we recognized a charge of $1 million for a jury verdict related to the MaxxForce Advanced EGR engine lawsuits in our Truck segment. E. During 2019, we recognized a gain of $51 million related to the sale of a majority interest in the Navistar Defense business in our Truck segment, and a gain of $5 million related to the sale of our joint venture in China with JAC in our Global Operations segment. F. During 2019, we recorded a charge of $6 million for the write-off of debt issuance costs and discounts associated with the NFC Term Loan. During 2018, we recorded a charge of $46 million for the write off of debt issuance costs and discounts associated with the repurchase of our 8.25% Senior Notes and the refinancing of our previously existing Term Loan. G. During 2019 and 2018, we purchased group annuity contracts for certain retired pension plan participants resulting in plan remeasurements. As a result, we recorded pension settlement charges of $142 million and $9 million respectively, in Other expense, net in Corporate. H. During 2019, we recorded interest income of $3 million in Other expense, net derived from the prior year settlement of a business economic loss claim. During 2018, we settled a business economic loss claim relating to our Alabama engine manufacturing facility from the Deepwater Horizon Settlement Program. As a result, we recorded the net present value of the settlement of $70 million and related interest income of $2 million in Other expense, net. I. Tax effect is calculated by excluding the tax impact of the non-GAAP adjustments from the tax provision calculations. Q4 2019 Earnings – 12/17/2019 NYSE: NAV 26